Exhibit 5.1

SIMPSON THACHER & BARTLETT LLP

425 LEXINGTON AVENUE

NEW YORK, N.Y. 10017-3954

(212) 455-2000

FACSIMILE (212) 455-2502

June 21, 2016

L-3 Communications Corporation

600 Third Avenue

New York, New York 10016

Ladies and Gentlemen:

We have acted as counsel to L-3 Communications Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, the Delaware subsidiaries of the Company named on Schedule I attached hereto (each, a “Delaware Guarantor” and collectively, the “Delaware Guarantors”) and the non-Delaware subsidiaries of the Company named on Schedule II attached hereto (each, a “Non-Delaware Guarantor” and collectively, the “Non-Delaware Guarantors,” and taken together with the Delaware Guarantors, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to (i) an indeterminate amount of senior debt securities (the “Senior Debt Securities”) and (ii) guarantees of the Guarantors to be issued in connection with the Senior Debt Securities (the “Guarantees”). The Senior Debt Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

The Senior Debt Securities and the Guarantees thereof will be issued under the Indenture, dated as of May 21, 2010 (as supplemented to the date hereof, the “Indenture”), among the Company, the guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), as further supplemented by the sixth supplemental indenture dated as of June 21, 2016 (the “Sixth Supplemental Indenture”), among the Company, the Guarantors and the Trustee .

We have examined the Registration Statement, the Indenture and the Sixth Supplemental Indenture, each of which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We also have assumed that (1) the Indenture is the valid and legally binding obligation of the Trustee; and (2) the Sixth Supplemental Indenture is the valid and legally binding obligation of the Trustee.

We have assumed further that (i) at the time of the issuance of the Senior Debt Securities and the Guarantees the Company and the Guarantors are validly existing, (ii) the Non-Delaware Guarantors have duly authorized, executed and delivered the Indenture and the Sixth Supplemental Indenture . We have also assumed that the execution, issuance, delivery and performance, as applicable, by each of Company and the Guarantors of the Indenture, as supplemented by the Sixth Supplemental Indenture, the Senior Debt Securities and the Guarantees, as applicable, do not and will not violate the law of its jurisdiction of organization or any other applicable laws (except that no such assumption is made with respect to the law of the State of New York and the federal law of the United States) and will not breach or violate of any agreement or instrument which is then binding upon the Company or the Guarantors.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1. With respect to the Senior Debt Securities, assuming (a) the taking of all necessary corporate action to approve the issuance and terms of any Senior Debt Securities, the terms of the offering thereof and related matters by the Board of Directors of the Company, a duly constituted and acting committee of such Board or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and (b) the due execution, authentication, issuance and delivery of such Senior Debt Securities, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the Indenture, as supplemented by the Sixth Supplemental Indenture, and such agreement, such Senior Debt Securities will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

2. With respect to the Guarantees, assuming (a) the taking of all necessary corporate, limited liability company or limited partnership action to approve the issuance and terms of the Guarantees and related matters by each Guarantor, (b) the due execution, authentication, issuance and delivery of the Senior Debt Securities underlying such Guarantees, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by each Guarantor and otherwise in accordance with the provisions of the Indenture, as supplemented by the Sixth Supplemental Indenture, and such agreement and (c) the due issuance of such Guarantees, such Guarantees will constitute valid and legally binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.

Our opinions set forth in paragraphs 1 and 2 above are subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York, the federal law of the United States, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

DELAWARE GUARANTORS

L-3 Advanced Programs, Inc., a Delaware corporation

L-3 Applied Technologies, Inc., a Delaware corporation

L-3 Communications AIS GP Corporation, a Delaware corporation

L-3 Communications Avionics Systems, Inc., a Delaware corporation

L-3 Communications Electron Technologies, Inc., a Delaware corporation

L-3 Communications ESSCO, Inc., a Delaware corporation

L-3 Communications Flight Capital LLC, a Delaware limited liability company

L-3 Communications Flight International Aviation LLC, a Delaware limited liability company

L-3 Communications Foreign Holdings, Inc., a Delaware corporation

L-3 Communications Integrated Systems L.P., a Delaware limited partnership

L-3 Communications Investments Inc., a Delaware corporation

L-3 Communications Security and Detection Systems, Inc., a Delaware corporation

L-3 Communications Vector International Aviation LLC, a Delaware limited liability company

L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company

L-3 Domestic Holdings, Inc., a Delaware corporation

L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation

L-3 Unidyne, Inc., a Delaware corporation

Pac Ord Inc., a Delaware corporation

Power Paragon, Inc., a Delaware corporation

SPD Electrical Systems, Inc., a Delaware corporation

SPD Switchgear, Inc., a Delaware corporation

SCHEDULE II

NON-DELAWARE GUARANTORS

Electrodynamics, Inc., an Arizona corporation

Interstate Electronics Corporation, a California corporation

L-3 Chesapeake Sciences Corporation, a Maryland corporation

L-3 Communications Cincinnati Electronics Corporation, an Ohio corporation

L-3 Communications EO/IR, Inc., a Florida corporation

L-3 Communications MariPro, Inc., a California corporation

L-3 Communications Mobile-Vision, Inc., a New Jersey corporation

L-3 Communications Westwood Corporation, a Nevada corporation

L-3 Unmanned Systems, Inc., a Texas corporation